UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
January 3, 2007 (December 26, 2006)

Date of Report (Date of earliest event reported)
QUOVADX, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-29273	85-0373486

(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification Number)
7600 E. Orchard Road, Suite 300S
Greenwood Village, CO 80111

(Address of principal executive offices)
(303) 488-2019

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Memorandum of Understanding
Press Release

Item 1.01 Entry into a Material Definitive Agreement
     On December 26, 2006, Quovadx, Inc. (the “Registrant” or “Company”) reached a settlement agreement (“Agreement”) with lead plaintiffs in the class action originally entitled Henderson v. Quovadx, Inc. et al., filed on May 17, 2004, and subsequently consolidated under the caption Special Situations Fund III, L.P. et al. v. Quovadx, Inc. et al. Case No. 04-cv-01006- RPM (OES) (D. Colo.). The complaint alleged violations of Sections 11 and 15 of the Securities Act of 1933, as amended, purportedly on behalf of all former stockholders of Rogue Wave Software, Inc. who acquired Quovadx common stock in connection with the Company’s exchange offer completed on December 19, 2003. The action sought damages against the defendants in an unspecified amount due to alleged misrepresentation of financial results in the registration statement applicable to the exchange offer, which financial results were subsequently restated in March 2004.
     Under the terms of the settlement, Quovadx will pay $7.8 million, by January 15, 2007, into a settlement fund established by the lead plaintiffs’ counsel in exchange for a release with prejudice of all claims that were or could have been asserted by the plaintiffs against the Company and the former individual defendants arising out of or relating to the acquisition of Quovadx common stock in connection with Quovadx’s December 2003 exchange offer. The lead plaintiffs’ attorneys’ fees and expenses, in amounts approved by the Court, as well as the cost of administering the settlement, will be paid from the settlement fund. Failure to make full payment into the settlement fund within the required time would allow Plaintiffs, at their sole option, to terminate the settlement. The settlement excludes claims arising under Section 10(b) of the Securities Exchange Act of 1934 that are the subject of Heller v. Quovadx, Inc. et al., No. 04-cv-0665-RPM (D. Colo.)—i.e., claims that are based on investors’ purchases of Quovadx common stock on the open market during the period between October 22, 2003, and March 15, 2004. The settlement is subject to approval by the Court, and the Registrant can terminate the agreement if more than a certain percentage of class members opt out of the settlement. The summary of material terms of the settlement set forth above is qualified in its entirety by reference to the Agreement, which is attached as Exhibit 10.1.
Item 8.01 Other Events.
     On January 3, 2007, the Registrant issued a press release, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 describing the above events.
     Earlier this year, the Registrant reached agreements in two other class-action lawsuits that arose out of the Company’s 2004 restatement of financial results: In re Quovadx, Inc. Derivative Litigation (“the Derivative Suit”) and Heller v. Quovadx, Inc. et al., (“the Heller class action”). The Derivative Suit settlement is final. The Heller class action settlement has been paid and is pending final approval by the Court. Additional information about all three lawsuits is available in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on October 31, 2006 and Form 8-K filed on November 21, 2006.
     The information in this Item 8.01 of this Form 8-K and the related Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section. The information in this Item 8.01 of this Form 8-K also shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Registrant specifically incorporates it by reference.

Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit
Number	Description

10.1*	Memorandum of Understanding, dated December 26, 2006, between Lowenstein Sandler P.C., as Attorneys for Lead Plaintiff, and Wheeler Trigg Kennedy LLP, as Attorneys for Defendant Quovadx, Inc.

99.1	Press release of the Registrant, dated January 3, 2007

*	Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 3, 2007

QUOVADX, INC.
By:	/s/ Linda K. Wackwitz
Linda K. Wackwitz
Executive Vice President, Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit
Number	Description

10.1*	Memorandum of Understanding, dated December 26, 2006, between Lowenstein Sandler P.C., as Attorneys for Lead Plaintiff, and Wheeler Trigg Kennedy LLP, as Attorneys for Defendant Quovadx, Inc.

99.1	Press release of the Registrant, dated January 3, 2007

*	Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.